UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-21923	36-3873352
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

727 North Bank Lane
Lake Forest, Illinois	60045
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On December 16, 2009, Wintrust Financial Corporation (“Wintrust” or the “Company”) entered into a First Amendment Agreement, dated as of December 15, 2009 (the “Amendment”) to the Amended and Restated Credit Agreement dated as of October 30, 2009 (as amended, the “Credit Agreement”) among Wintrust, the lenders named therein, and Bank of America, N.A., (“Bank of America”) as administrative agent.
          Pursuant to the Amendment, Wells Fargo Bank, N.A. has agreed to become an additional Revolving Credit Lender under the Credit Agreement, with a Revolving Commitment of $25.0 million. After giving effect to the Amendment, the total Revolving Commitment under the Credit Agreement is $50 million. As of the date hereof, Wintrust has no outstanding balance under the Revolving Credit Facility and has $1 million outstanding under its Term Facility with Bank of America.
          The above summary of the Amendment does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1. Capitalized terms used herein but not defined have the meanings set forth in the Credit Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information provided in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibits
10.1	First Amendment Agreement, dated as of December 15, 2009, to Amended and Restated Credit Agreement, among Wintrust Financial Corporation, the lenders named therein, and Bank of America, N.A., as administrative agent.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: December 16, 2009

EXHIBIT INDEX
10.1	First Amendment Agreement, dated as of December 15, 2009, to Amended and Restated Credit Agreement, among Wintrust Financial Corporation, the lenders named therein, and Bank of America, N.A., as administrative agent.